UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019 (April 30, 2019)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Quotient Limited (the “Company” or “we”, “us” and “our”) on its Current Report on Form 8-K filed January 16, 2019 (the “January 16, 2019 8-K”), on January 15, 2019, the Company and the subsidiary guarantors named therein entered into purchase agreements (the “Purchase Agreements”) with the purchasers named therein (the “Purchasers”) pursuant to which the Company agreed to issue and sell to the Purchasers, and the Purchasers agreed to purchase, subject to the CE Marking Securities Triggering Event (as defined below) occurring on or before April 30, 2019 as well as certain other customary closing conditions, $25.0 million aggregate principal amount of the Company’s 12% Senior Secured Notes due 2024 (the “CE Marking Notes”) at a purchase price equal to 100% of the principal amount thereof. In addition, pursuant to the Purchase Agreements, the Company also agreed to enter into royalty rights agreements at the closing of the CE Marking Notes with each of the Purchasers, pursuant to which the Company will issue to the Purchasers the right to receive, in the aggregate, a payment equal to 0.4% of the aggregate net sales of MosaiQ instruments and consumables in the donor testing market in the European Union and the United States. The “CE Marking Securities Triggering Event” means the occurrence of both (i) a press release of the Company announcing the European CE Marking of the Company’s initial MosaiQ IH Microarray and (ii) the issuance of the consent of the Jersey Financial Services Commission to the issuance of the CE Marking Notes.

On April 30, 2019, the Company, the subsidiary guarantors named therein and the Purchasers entered into amendments to the Purchase Agreements pursuant to which the parties agreed to extend the deadline for the CE Marking Securities Triggering Event to May 31, 2019.

The description of the amendments to the Purchase Agreements contained herein is qualified in its entirety by reference to the Form of Amendment No. 1 to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. For more information about the Purchase Agreements, see the January 16, 2019 8-K.

Item 7.01. Regulation FD Disclosure.

On May 1, 2019, the Company announced the European CE Marking of the Company’s initial MosaiQ IH Microarray. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 8.01. Other Events.

Pursuant to the terms of the indenture governing the Company’s 12% Senior Secured Notes due 2024, the CE Marking Securities Triggering Event occurred on May 1, 2019. Pursuant to the terms of the Purchase Agreements, as amended, and subject to the satisfaction of the closing conditions provided for therein, the Company expects the closing of the CE Marking Notes to occur within 10 business days of the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit	Description

10.1	Form of Amendment No. 1 to the Purchase Agreement

99.1	Press Release of the Company issued on May 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 1, 2019

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer